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                                                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Cayenta, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended
December 31, 1998 dated December 28, 1999, and to all references to our Firm included in or made a part of this registration statement.


                                       ARTHUR ANDERSEN LLP


San Diego, California
December 28, 1999